UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 5, 2026

EXOZYMES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42204	83-4550057
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Royal Oaks Drive, Suite 106

Monrovia, CA 91016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 415-1488

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EXOZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwritten Offering

Underwriting

On June 5, 2026, eXoZymes Inc. (the “Company”) entered into (i) an Underwriting Agreement (the “Underwriting Agreement”), dated as of June 5, 2026, with MDB Capital (“MDB”), as the sole underwriter and book runner, pursuant to which the Company agreed to issue and sell, in a firm commitment underwritten offering (the “Offering”) an aggregate of 592,270 shares of common stock (the “Shares”), $0.000001 par value per share (the “Common Stock”), of the Company and 292,135 warrants to purchase up to an aggregate of 292,135 shares of Common Stock (the “Warrants”). The Shares and Warrants were sold as a unit of two shares and one warrant, immediately separable and deliverable. The Underwriting Agreement includes an overallotment option exercisable by MDB for an additional ___ 88,840 shares of Common Stock and 44,420 Warrants, exercisable as a unit. The offering price of the unit was $18.00. The gross proceeds to the Company from the Offering are expected to be approximately $5,330,430, before commissions of $373,130. If the over-allotment option is exercised in full, the gross proceeds to the Company will be $6,129,990, before commissions of $429,099. The offering expenses are estimated to be $253,000.

Lucid Capital Markets acted as the ‘Qualified Independent Underwriter” for the Offering.

The Offering is expected to close on or about June 9, 2026, subject to the satisfaction of customary closing conditions. The Company currently plans to use the net proceeds from the Offering to further develop the opportunities associated with the NCT business and products developed under the NCT technology, next in line products, research and development and general corporate purposes, working capital and capital expenditures.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-292781), which was declared effective on January 23,2026, and a related base prospectus and final prospectus supplement thereunder dated June 5, 2026.

Warrant Terms

Each Warrant will be exercisable commencing the one-year anniversary of the date of the offering at an exercise price of $11.24 per share (“Exercise Price”) and will expire on the five-year anniversary of the date of the offering. The Warrants may be called for redemption, commencing the one-year anniversary of the closing date of this offering, provided that there is an effective registration statement for the resale of the shares of common stock underlying the Warrants. Subject to the foregoing condition, the Company may only call the Warrants for redemption, once the Warrants are exercisable, if and when a share of common stock trades at or greater than $17.98 on any twenty (20) trading days during any thirty (30) trading day period. Notice of redemption shall be given not less than 30 days prior to the date of redemption. Warrant holders will be able to exercise their Warrants through the date of redemption. The Warrant redemption price is $.01 per Warrant. There will be no broker protect period.

The Exercise Price of a Warrant will be reset (the “Warrant Reset”), in addition to any other adjustments thereto as provided herein, in the event the Company sells in a public or private offering (other than pursuant to an equity incentive plan adopted by the board of directors) before the first anniversary of the date of the Underwriting Agreement for this Offering (the “Commencement Date”) additional shares of common stock, or preferred stock or other securities convertible into shares of common stock, at a per share price (or equivalent) at less than the per share offering price of $8.99 in the Offering. In that event, the Exercise Price will reset to a per share price of $0.001. Once reset, there will be no further resets for subsequent offerings.

To qualify for the Warrant Reset, if any, an original purchaser of a unit in this Offering (the “Original Purchaser”) must be able to demonstrate that it has held all the shares of common stock included in the units it acquired in the Offering (the “Offered Shares”) up until the date of the Warrant Reset event, if any (the “Holding Period”). If there is a Warrant Reset, then the Company will give prompt notice of the Warrant Reset and the date of the event to the holders of Warrants, and the holders of the Warrants that qualify as having been an Original Purchaser holding all their shares of common stock acquired in the Offering for the full Holding Period, will be required to submit to the Warrant Agent their outstanding Warrants for cancellation and re-issue with the adjusted terms within thirty (30) calendar days of the date of the Company notice. Failure to submit the Warrant for exchange will terminate the right to the Warrant Reset. The new warrant will be issued by the Warrant Agent. After the date of the Warrant Reset, the Holding Period will terminate and the Original Purchaser will have no further requirement to hold the Offered Shares.

Except for those permitted transfers described below, to qualify for the Warrant Reset, if any the Offered Shares may not be transferred, assigned, subject to pledge or be otherwise alienated (which includes having the Offered Shares subject to market options, swaps and other derivative securities that transfer the value thereof) during the Holding Period. Except for the permitted transfers, the Original Purchaser will immediately and automatically forfeit the Warrant Reset provision if the Original Purchaser transfers, assigns pledges or otherwise alienates the Offered Shares during the Holding Period. Notwithstanding the foregoing restrictions the following transfers of Offered Shares during the Holding Period are allowed:

●	Transfers made by will or operation of law on the Original Purchaser’s death, to the Original Purchaser’s spouse, ex-spouse, child, grandchild, stepchild, or other testamentary dispositions, or
●	A transfer made pursuant to a court order or bona-fide settlement agreement of the parties with a beneficial interest in the Offered Shares, or
●	A transfer made to a trust or other similar estate planning entity for the benefit of the Original Purchaser and immediate members of his family, or
●	A transfer made pursuant to a “required minimum distribution” from an account held by the Original Purchaser, or
●	A transfer or transfers made on liquidation of any corporation, trust or other entity that is the Original Purchaser.

To retain the benefit of the Warrant Reset provision upon any of these occurrences the transferee must notify the Company and the transfer agent, if applicable, on transfer and present reasonable proof or support for the allowed transfer, such as a death certificate, court order or certificate of liquidation from an appropriate office of the state government, executed agreement and other documents reasonably requested and acceptable in the judgement of the Company.

The Company entered into a Warrant Agent Agreement with VStock Transfer, LLC to act as the warrant agent and warrant registrar.

Documents Filed

The legal opinion of Spencer Fane LLP relating to the Shares is filed herewith as Exhibit 5.1.

The foregoing descriptions of the terms and conditions of the Underwriting Agreement and Warrant Agent Agreement do not purport to be complete and are qualified in its entirety by the full text of each of such documents, copies of which are attached hereto as Exhibits 10.1, and 10.2, respectively, and incorporate by reference herein.

Item 7.01	Regulation FD Disclosure

On June 8, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description of Exhibit

5.1	Opinion of Spencer Fane LLP, dated June 5, 2026 (relating to the Shares)

10.1	Underwriting Agreement between the Registrant and MDB Capital, dated June 5, 2026

10.2	Warrant Agent Agreement between the Registrant and VStock Transfer, LLC dated June 5, 2026

10.3	Underwriter’s Warrant Agreement, dated June 9, 2026

23.1	Consent of Spencer Fane LLP (contained in Exhibit 5.1)

99.1	Press Release, dated June 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2026	EXOZYMES INC.

	By	/s/ Fouad Nawaz
Fouad Nawaz,
Vice President, Finance